EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in the Registration Statement of CreditRiskMonitor.com, Inc. in Amendment No. 1 to Form SB-2 of our report dated August 28, 1998 on our audits of the financial statements of CreditRisk Monitor
- A Division of Market Guide Inc. as of February 28, 1998 and 1997, and for each of the years then ended. We also consent to the reference to our firm under the caption "Experts".


Zerbo, McKiernan & Zambito, L.L.C.

Fairfield, New Jersey
May 13, 1999